Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, John T. Rynd, Chief Executive Officer and President of Hercules Offshore, Inc., a Delaware corporation (the “Company”), and Stephen M. Butz, who is the Senior Vice President, Chief Financial Officer and Treasurer of the Company, hereby certify that, to his knowledge:
(1) the Company’s Annual Report on Form 10-K for the period ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 9, 2011	/s/ John T. Rynd John T. Rynd
Chief Executive Officer and President

/s/ Stephen M. Butz

Stephen M. Butz
Senior Vice President, Chief Financial Officer and Treasurer
The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.